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                                                                EXHIBIT 10(xcvi)

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of December 17, 2002 by and among PROCTOR-SILEX CANADA INC., an Ontario Corporation (the "Canadian Borrower"), such Canadian subsidiaries of the Canadian Borrower which may from time to time become parties hereto (collectively, the "Canadian Subsidiaries") (hereinafter, the Canadian Borrower and the Canadian Subsidiaries are collectively referred to as the "Obligors" and individually as a "Obligor"), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent" or the "Agent"), and ABN AMRO BANK N.V., CANADA BRANCH, in its capacity as the Canadian Agent under the Credit Agreement referred to below (in such capacity, the "Canadian Agent" and together with the Agent, the "Agents").

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among Hamilton Beach/Proctor-Silex, Inc., a Delaware corporation (the "Company"), the Canadian Borrower, the other Borrowers identified therein, the Lenders party thereto from time to time and the Agents, the U.S. Lenders have agreed to make U.S. Revolving Loans and to issue or participate in Letters of Credit under the Credit Agreement and the Canadian Lenders have agreed to make Canadian Revolving Loans and to create Bankers' Acceptances under the Credit Agreement upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement, the obligation of the U.S. Lenders to make their respective U.S. Revolving Loans and to issue or participate in Letters of Credit under the Credit Agreement and the Canadian Lenders to make Canadian Revolving Loans and to create Bankers' Acceptances under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Agent for the benefit of the Lenders.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the "UCC") are used herein as so defined: Accessions, Accounts,

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         As-Extracted Collateral, Chattel Paper, Commercial Tort Claims,
         Consumer Goods, Control, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Lender Hedging Agreement (to the extent the obligations of any Borrower thereunder constitute Secured Obligations).

                  (b) In addition, the following terms shall have the following meaning:

                  "Copyright Licenses": any written agreement providing for the grant by or to any Obligor of any right under any Copyright including, without limitation, any thereof referred to in Schedule 1(b) hereto.

                  "Copyrights": (a) all copyrights in all Works, now existing or hereafter created or acquired (and whether or not registered in the United States and/or any other jurisdiction), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of any other country including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in
         Schedule 1(b) hereto.

                  "Insurance Account": has the meaning ascribed thereto in
         Section 7 hereof.

                  "Intellectual Property": all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and all other intellectual property of the Obligors.

                  "Material Intellectual Property": (a) the Intellectual Property listed on Schedule 1.1B to the Credit Agreement and (b) all Intellectual Property material to the business of an Obligor.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

                  "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

                  "Secured Obligations": (a) all of the Canadian Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and

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         several and (b) all reasonable expenses and charges, legal and otherwise, incurred by the Agent, the Canadian Agent and/or the Lenders in collecting or enforcing any Canadian Obligation or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

                  "Trademark License": means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 1(b) hereto.

                  "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof.

                  "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code or under the legislation of any other country.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                  (a)      all Accounts;

                  (b)      all cash and Cash Equivalents;

                  (c)      all Chattel Paper;

                  (d) those certain Commercial Tort Claims of the Obligors in which an Obligor is the claimant set forth on
                           Schedule 2(d) attached hereto (as such Schedule may be updated from time to time by the Obligors);

                  (e)      all Copyrights;

                  (f)      all Copyright Licenses;

                  (g)      all Deposit Accounts;

                  (h)      all Documents;

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                  (i)      all Equipment;

                  (j)      all Fixtures;

                  (k)      all General Intangibles;

                  (l)      all Goods;

                  (m)      all Instruments;

                  (n) the Insurance Account and all cash deposited therein from time to time;

                  (o)      all Inventory;

                  (p)      all Investment Property;

                  (q)      all Letter-of-Credit Rights;

                  (r) the Canadian Account and any replacement or successor accounts relating thereto;

                  (s) all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including without limitation, (i) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                  (t)      all Patent Licenses;

                  (u)      all Patents;

                  (v)      all Software;

                  (w)      all Supporting Obligations;

                  (x)      all Trademarks;

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                  (y)      all Trademark Licenses;

                  (z) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (aa) all other personal property of any kind or type whatsoever owned by such Obligor; and

                  (bb) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising, (ii) is not to be construed as an assignment or sale of the ownership interest of any Intellectual Property of the Obligors or a right to use any Intellectual Property unless and until an Event of Default shall have occurred and be continuing and (iii) shall not include any specific contract rights to the extent the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document related thereto (so long as such agreement is otherwise permitted under the Credit Agreement) (but only to the extent such prohibition is enforceable under applicable law); provided, however, that in no event, shall this provision have the effect of limiting the "blanket" lien nature of the foregoing granting clause except with respect to any such specific contract rights.

         3.       Provisions Relating to Accounts, Contracts and Agreements.

                  (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement. Neither of the Agents nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by either of the Agents or any Lender of any payment relating to such Account, contract or agreement pursuant hereto, nor shall either of the Agents or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take

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         any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) At any time and from time to time, the Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may require in connection with such test verifications. Upon the Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, to the extent provided for in the Credit Agreement. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

         4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent, for the benefit of the Lenders, on the Closing Date and the date on which any Loan is made or Letter of Credit or Bankers' Acceptance is issued, that:

                  (a) Chief Executive Office; Books and Records; Legal Name; State of Formation. Each Obligor's chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth on Schedule 6.22 to the Credit Agreement and each Obligor keeps its books and records at such locations. Each Obligor's exact legal name is as shown in this Security Agreement and its jurisdiction of formation is (and for the prior four months has been) the jurisdiction set forth on Schedule 6.22 to the Credit Agreement. No Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any trade name not disclosed on Schedule 6.23 to the Credit Agreement.

                  (b) Location of Tangible Collateral. The location of all tangible Collateral owned by each Obligor is as shown on Schedule 6.22 to the Credit Agreement.

                  (c) Ownership and Authority. Each Obligor is the legal and beneficial owner of its Collateral and has the right, corporate power and authority to pledge, sell, assign or transfer the same.

                  (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing or upon the Agent obtaining Control of such Collateral, shall constitute a valid first priority, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing or through Control under the UCC (or equivalent local law), free and clear of all Liens except for Permitted Liens. Each Obligor hereby acknowledges and agrees that: (i) value has been given to such Obligor; (ii) each Obligor has rights in the Collateral (other than Collateral acquired after the date hereof) in which such Obligor has granted a security interest hereunder; and

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         (iii) the Obligors and the Agent have not agreed to postpone the time for attachment of the security interest created by this Security Agreement, which shall attach upon the execution of this Security Agreement and, in the case of Collateral acquired after the date hereof, when such Obligor has rights therein.

                  (e) Consents. Except for the filing or recording of UCC financing statements (or comparable Canadian filings, as applicable) or obtaining Control to perfect the Liens created by this Security Agreement that may be perfected through the filing of a UCC financing statement (or comparable Canadian filing, as applicable) or obtaining Control, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (except as such have been duly obtained, made or given, or will be duly obtained, made or given prior to or contemporaneously with the granting of the security interest hereunder, and are in full force and effect)
         (i) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (ii) for the perfection of such security interest or the exercise by the Agent of the rights and remedies provided for in this Security Agreement (other than as may be required by laws affecting the offering and sale of securities).

                  (f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

                  (g)      Accounts. With respect to the Accounts of the
         Obligors: (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Agent herein and except for Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligor's business and was completed in accordance with the terms of any documents pertaining thereto; (iv) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been endorsed over and delivered to, or submitted to the control of, the Agent; (v) the amount of each Account as shown on the applicable Obligor's books and records, and on all invoices and statements which may be delivered to the Agent with respect thereto, is due and payable to the applicable Obligor; (vi) to each of the Obligors' knowledge, the account debtor with respect to each Account has the capacity to contract; and (vii) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

                  (h) Inventory. No Inventory of an Obligor is held by a third party (other than a Credit Party) pursuant to a consignment, sale or return, sale on approval or similar arrangement.

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                  (i)      Intellectual Property.

                           (i) Schedule 1(b) hereto includes all registered and unregistered Copyrights, Patents and Trademarks owned by or licensed (pursuant to a written license) by or to the Obligors as of the date hereof.

                           (ii) Except as set forth on Schedule 1(b) hereto, all Material Intellectual Property of each Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, and each Obligor is legally entitled to use each of its trade names.

                           (iii) Except as set forth on Schedule 1(b) hereto, as of the date hereof, none of the Intellectual Property of the Obligors is the subject of any licensing or franchise agreement.

                           (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Material Intellectual Property of the Obligors, other than any such holding, decision or judgment with respect to an immaterial portion of any Patent application which application constitutes Material Intellectual Property.

                           (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Material Intellectual Property of the Obligors, other than any such action or proceeding which the Obligor and the Agent determine to be frivolous in their reasonable independent judgment.

                           (vi) All applications pertaining to the Material Intellectual Property of each Obligor have been duly and properly filed, and all registrations or letters pertaining to the Material Intellectual Property of such Obligor have been duly and properly filed and issued.

                           (vii) No Obligor has made any assignment or agreement in conflict with the security interest of the Agent in the Intellectual Property of each Obligor hereunder.

                  (j) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligors' knowledge, complete, valid, and genuine, in all material respects.

                  (k)      Equipment. With respect to each Obligor's Equipment:
         (i) such Obligor has good and marketable title thereto or a valid leasehold interest therein; and (ii) all such Equipment is in normal operating condition and repair, other than ordinary wear and tear and normal obsolescence, and is suitable for the uses to which it is customarily put in the conduct of such Obligor's business.

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                  (l)      Restrictions on Security Interest. Other than as
         shown on Schedule 4(l) hereto, none of the Obligors is party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein unless such restrictions have been waived in writing to the satisfaction of the Agent.

         5. Covenants. Each Obligor covenants that so long as any of the Secured Obligations remain outstanding or any Credit Document or Lender Hedging Agreement is in effect or any Letter of Credit or any Bankers' Acceptances (or equivalent loans under paragraph 2.5(i)(iii) of the Credit Agreement) shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all third parties claiming an interest therein, and keep the Collateral free from all Liens, except for Permitted Liens. Neither the Agent nor any Lender authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                  (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects; not use the Collateral in violation of the provisions of this Security Agreement; not use the Collateral in violation of the provisions of any policy insuring the Collateral; and not use the Collateral in violation of the provisions of any applicable statute, law, bylaw, rule, regulation or ordinance, unless such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) Possession or Control of Certain Collateral. If (i) any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) if any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, immediately notify the Canadian Agent and the Agent of the existence of such Collateral and, at the request of the Agent, deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement. If any Collateral shall consist of Deposit Accounts, Chattel Paper in electronic form, Letter-of-Credit Rights or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of uncertificated Investment Property, cause the Securities Intermediary, if any, with respect to such Investment Property to execute and deliver) to the Canadian Agent, upon either the Agent's or the Canadian Agent's request, all control agreements, assignments, instruments or other documents (including an acknowledgment that the Canadian Agent holds such Collateral for the benefit of the Agent) as reasonably requested by the Agent or the Canadian Agent for the purposes of obtaining and maintaining Control of such Collateral within the meaning of the UCC (or equivalent local law).

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                  (d)      Changes in Corporate Structure or Location. Not,
         without providing 30 days prior written notice to the Agent and without filing (or confirming that the Agent has filed) such amendments to any previously filed financing statements (or comparable filings) as the Agent may require, (i) alter its corporate existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its jurisdiction of incorporation or formation, (iii) change its registered corporate name, (iv) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 6.22 to the Credit Agreement (as such Schedule may be updated from time to time pursuant to Section 7.21 of the Credit Agreement) or (v) change the location of its Collateral from the locations set forth for such Obligor on
         Schedule 6.22 to the Credit Agreement (as such Schedule may be updated from time to time pursuant to Section 7.21 of the Credit Agreement).

                  (e) Inspection. Allow the Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.12 of the Credit Agreement.

                  (f) Perfection of Security Interest. Authorize the Agent to prepare and file such financing statements (including renewal statements and in lieu statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (or equivalent local law). Any financing statement filed by the Agent may contain a general description of the collateral covered thereby, as permitted by the UCC (or equivalent local law), which may state that the security interest attaches to all present and after acquired personal property of the debtor. Each Obligor shall also execute, if necessary, and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder are perfected, including (A) such financing statements (including renewal statements and in lieu statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office or in any similar office or agency of the United States or any other country, substantially in the form of
         Schedule 5(f)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, substantially in the form of
         Schedule 5(f)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, substantially in the form of Schedule 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise

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         protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor hereby makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Obligor's attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, in lieu statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations remain outstanding or any Credit Document or Lender Hedging Agreement is in effect or any Letter of Credit or Bankers' Acceptances (or equivalent loans under paragraph 2.5(i)(iii) of the Credit Agreement) shall remain outstanding and until all of the Commitments shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York, Canada or any province thereof becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). Each Obligor agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

                  (g) Collateral Held by Warehouseman, Bailee, etc. If any Collateral valued at $100,000 or more is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, (i) notify the Agent of such possession, (ii) notify such Person of the Agent's security interest for the benefit of the Lenders in such Collateral, and (iii) assist the Agent in obtaining executed Acknowledgment Agreements from such Person.

                  (h) Treatment of Accounts. (i) Comply with all provisions of the Credit Agreement relating to the establishment and maintenance of the Lockboxes, (ii) comply with all reporting requirements set forth in the Credit Agreement with respect to Accounts, (iii) not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business and (iv) maintain at its principal place of business a record of Accounts consistent with customary business practices.

                  (i)      Covenants Relating to Inventory.

                           (i) Maintain, keep and preserve its Inventory in good salable condition at its own cost and expense, other than a de minimis amount of Inventory which, in the ordinary course of the Obligors' business, fails to be so maintained, kept and preserved.

                           (ii) Comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.

                           (iii) If any of the Inventory is at any time evidenced by a document of title, promptly upon request by the Agent, deliver such document of title to the Agent.

                  (j)      Covenants Relating to Copyrights.

                           (i) Employ the Copyright for each material work which is subject to copyright protection pursuant to Title 17 of the United States Code (or equivalent local law) with such notice of copyright as may be required by law to secure copyright protection, except as could not reasonably be expected to have a Material Adverse Effect.

                           (ii) Not do any act or knowingly omit to do any act whereby any Copyright of the Obligors may become invalidated, except to the extent that the invalidation of such Copyright could not reasonably be expected to have a Material Adverse Effect and (A) not do any act, or knowingly omit to do any act, whereby any Copyright constituting Material Intellectual Property may fall into the public domain; (B) promptly notify the Agent if it has knowledge that any Copyright constituting Material Intellectual Property may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding an Obligor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright constituting Material Intellectual Property owned by an Obligor, including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Agent of any infringement of any Copyright of an Obligor constituting Material Intellectual Property of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                           (iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder.

                  (k)      Covenants Relating to Patents and Trademarks.

                           (i)      (A) Continue to use each Trademark
                  constituting Material Intellectual Property in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark,
                  (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

                           (ii) Not do any act, or omit to do any act, whereby any Patent constituting Material Intellectual Property may become abandoned or dedicated to the public domain.

                           (iii)    Promptly notify the Agent if it has
                  knowledge that any application or registration relating to any Patent or Trademark constituting Material Intellectual Property may become abandoned or dedicated to the public domain, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in Canada or in any other country) regarding an Obligor's ownership of any such Patent or Trademark or its right to register the same or to keep, maintain and use the same.

                           (iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in Canada or in any other country or any political subdivision thereof, such Obligor shall report such filing to the Agent and the Lenders quarterly, together with the officer's certificate delivered pursuant to Section 7.1(d) of the Credit Agreement. Upon request of the Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and General Intangibles of such Obligor relating thereto or represented thereby.

                           (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in Canada or in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                           (vi) Promptly notify the Agent and the Lenders after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party to an extent that could reasonably be expected to have a Material Adverse Effect and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                           (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of any Obligor hereunder.

                  (l) New Patents, Copyrights and Trademarks. Provide the Agent (i) quarterly, together with the officer's certificate delivered pursuant to Section 7.1(d) of the Credit Agreement, a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder and of all license agreements entered into with respect to any Copyright, Patent or Trademark, and (ii) promptly, from time to time upon the written request of the Agent, (A) with respect to Copyrights, a duly executed Notice of Grant of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Grant of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks or (D) such other duly executed documents as the Agent may reasonably request in a form reasonably acceptable to the Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

                  (m) Commercial Tort Claims; Notice of Litigation. (i) Quarterly, together with the officer's certificate delivered pursuant to Section 7.1(d) of the Credit Agreement, forward to the Agent written notification of any and all Commercial Tort Claims of the Obligors in which an Obligor is the claimant, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Agent, or required by law, including all things which may from time to time be necessary under the UCC (or equivalent local law) to fully create, preserve, perfect and protect the priority of the Agent's security interest in any such Commercial Tort Claims.

                  (n) Bank Accounts. At all times, maintain the Canadian Account and any replacement or successor accounts relating thereto with the Canadian Agent in accordance with the terms of the Credit Agreement and cause all amounts received from the Accounts and other Collateral to be deposited into the Canadian Account in accordance with the terms of the Credit Agreement. All amounts on deposit in the Canadian Account and any replacement or successor accounts relating thereto shall be subject to the Lien of the Agent hereunder. All funds deposited into the Canadian Account and any other account subject to a blocked account agreement shall immediately become the property of the Canadian Agent for the benefit of the Agent on behalf of the Canadian Lenders and the Canadian Agent hereby waives any offset rights against the funds so deposited. The Canadian Agent is hereby authorized to take direction from the Administrative Agent with respect to funds in the Canadian Account upon the occurrence of a Cash Management Event.

                  (o) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement and herein. All insurance proceeds shall be subject to the security interest of the Agent hereunder.

                  (p)      Covenants Relating to the Material Contracts.

                           (i) Upon the reasonable request of the Agent, each Obligor shall, at its expense, (A) furnish to the Agent copies of all material notices, requests and other documents received by such Obligor under or pursuant to the Material Contracts, and such other information and reports regarding the Material Contracts and (B) make to any other party to any Material Contracts such demands and requests for information and reports or for action as an Obligor is entitled to make thereunder and as may be reasonably related to obtaining the principal benefits of such Material Contract.

                           (ii) Subject to the provisions of Section 9.13 of the Credit Agreement, unless the applicable Obligor believes it is necessary or advisable in the prudent conduct of its business, no Obligor shall (A) cancel or terminate any Material Contracts of such Obligor or consent to or accept any cancellation or termination thereof; (B) amend or otherwise modify any Material Contracts of such Obligor or give any consent, waiver or approval thereunder; (C) waive any default under or breach of any Material Contracts of such Obligor; or
                  (D) take any other action in connection with any Material Contracts of such Obligor which would impair the value of the interest or rights of such Obligor thereunder or which would impair the interests or rights of the Agent.

                  (q) New Material Contracts. Whenever an Obligor shall enter into a Material Contract, such Obligor shall, as soon as available or practicable and in any event no later than quarterly, together with the officer's certificate delivered pursuant to Section 7.1(d) of the Credit Agreement, provide the Agent with a true and complete copy of such Material Contract and such other related documents as the Agent may reasonably request in a form acceptable to the Agent and, if reasonably requested by the Agent, execute and deliver (or use commercially reasonable efforts to cause to be executed and delivered) to the Agent a collateral assignment of such Material Contract and a consent to such collateral assignment, in each case in a form acceptable to the Agent. Upon the reasonable request of the Agent, an Obligor will do any act, or execute any additional documents required by the Agent to ensure to the Agent the effectiveness and first priority of its security interest in such Material Contract.

         6.       Special Provisions Regarding Inventory.

                  (a) Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Agent instructs such Obligor otherwise, without further consent or approval of the Agent, use, consume, sell, lease and exchange its Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent.

                  (b) Upon the Lenders' making any Loan or issuing any Letter of Credit pursuant to the Credit Agreement or any Canadian Lender creating a Bankers' Acceptance pursuant to the Credit Agreement, each Obligor shall be deemed to have warranted that all warranties of such Obligor set forth in this Security Agreement with respect to its Inventory are true and correct in all material respects with respect to such Inventory, including without limitation that such Inventory is located at a location set forth on Schedule 6.22 to the Credit Agreement, as the same may be updated from time to time pursuant to
         Section 7.21 of the Credit Agreement.

         7.       Special Provisions Regarding Insurance Account.

                  (a) Promptly upon and at all times after the receipt of any cash proceeds of a Casualty Loss required to be paid to the Agent pursuant to Section 7.6 of the Credit Agreement (the "Insurance Proceeds"), the Company shall establish and shall thereafter maintain an additional cash collateral account (the "Insurance Account") at the offices of the Agent or such other bank as the Company and the Agent may agree (the "Insurance Account Bank"), under the dominion and control of the Agent. Forthwith upon such establishment, the Company shall notify the Agent of the location, account name and account number of such account. The Company hereby agrees to cause any Insurance Proceeds received from time to time after the establishment of the Insurance Account to be deposited therein as set forth in this paragraph. Any income received with respect to the balance from time to time standing to the credit of the Insurance Account, including any interest or capital gains on investments therein, shall remain, or be deposited, in the Insurance Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Insurance Account together with any investments from time to time made pursuant to clause (c) of this Section shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

                  (b) The balance from time to time standing to the credit of the Insurance Account shall be subject to withdrawal only upon the instructions of the Agent. Except upon the occurrence and continuation of an Event of Default or with respect to amounts attributable to proceeds deposited in the Insurance Account which the Agent has elected to apply to repay the Loans in accordance with Section 7.6(c) of the Credit Agreement, the Agent agrees to give instructions to distribute amounts standing to the credit of the Insurance Account to the Company at such times and in such amounts as the Company shall request for the purpose of repairing, reconstructing or replacing the property in respect of which such Insurance Proceeds were received. Any such request shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth in detail reasonably satisfactory to the Agent the repair, reconstruction or replacement for which such funds will be expended. If immediately available cash on deposit in the Insurance Account is not sufficient to make any distribution to the Company referred to in the previous sentence of this Section 7(b), the Agent shall cause to be liquidated as promptly as practicable such investments in the Insurance Account designated by the Company as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Agent may apply (subject to collection) any or all of the balance from time to time standing to the credit of the Insurance Account in the manner specified in Section 4.7 of the Credit Agreement.

                  (c) Amounts on deposit in the Insurance Account shall be invested and re-invested from time to time in such Cash Equivalents as the Company shall determine, which Cash Equivalents shall be held under the dominion and control of the Agent; provided that, if an Event of Default has occurred and is continuing, the Agent may cause such Cash Equivalents to be liquidated and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 4.7 of the Credit Agreement.

         8. Performance of Obligations; Advances by Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted
Lien), expenditures made in defending against any adverse claim and all other expenditures which the Agents may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate set forth in Section 4.2(b) of the Credit Agreement. No such performance of any covenant or agreement by the Agent or the Canadian Agent (acting on behalf of the Agent) on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Lender Hedging Agreement. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with U.S. GAAP.

         9.       Events of Default.

         The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an "Event of Default").

         10.      Remedies.

                  (a) General Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Lender Hedging Agreement or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code (or equivalent local law) of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral,
         (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. Neither the Agent's compliance with any applicable federal, state or provincial law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. In addition to all other sums due the Agent, the Canadian Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent, the Canadian Agent and each of the Lenders all reasonable costs and expenses incurred by the Agent, the Canadian Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the

         Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent, the Canadian Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 14.1 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Agent, the Canadian Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, the Agent and any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                  (b) Remedies Relating to Accounts. Upon the occurrence and during the continuance of an Event of Default, whether or not the Agent has exercised any or all of its rights and remedies hereunder, the Agent shall have the right to enforce any Obligor's rights against any account debtors and obligors on such Obligor's Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Canadian Agent or the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. The Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. The Agent shall have no obligation to apply or give credit for any item included in proceeds of Accounts or other Collateral until the final payment therefor has been deposited into the Canadian Account or any other account covered by a blocked account agreement in favor of the Agent. However, if the Agent does permit credit to be given for any item prior to deposit of final payment into the Canadian Account or such other account and such final payment is not made or an item is charged back to the Agent or the Canadian Agent for any reason, the Agent may at its election in either instance charge or cause to be charged the amount of such item back against the Canadian Account or such other account, together with interest thereon at a rate per annum equal to the default rate set forth in Section 4.2(b) of the Credit Agreement. Each Obligor hereby agrees to indemnify the Agent, the Canadian Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agents or the Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto. The Agents shall have no liability or responsibility to any Obligor for any bank maintaining the Canadian Account or any other account covered by a blocked account agreement in favor of the Agent accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance (it being understood that this sentence shall in no way affect the liability or responsibility of any such bank).

                  (c) Access. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining inventory records.

                  (d) Nonexclusive Nature of Remedies. Failure by the Canadian Agent, the Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Lender Hedging Agreement or as provided by law, or any delay by the Agent, the Canadian Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent, the Canadian Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Canadian Agent, the Lenders, nor any party acting as attorney for the Agent, the Canadian Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent, the Canadian Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent, the Canadian Agent or the Lenders may have.

                  (e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Agent may, after providing the notices and obtaining the consents required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent and the Canadian Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent, the Canadian Agent and the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate set forth in Section 4.2(b) of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

                  (g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Lender Hedging Agreement.

                  (h) PPSA. In addition to, and not in any way in limitation of any of the foregoing rights and remedies, the Agent may exercise any and all remedies available to the Agent under the PPSA.

         11.      Rights of the Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of
         Default:

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

                           (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Agent may reasonably determine;

                           (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                           (iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                           (iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

                           (v)      to sell, assign, transfer, make any
                  agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

                           (vi) to adjust and settle claims under any insurance policy relating thereto;

                           (vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

                           (viii) to institute any foreclosure proceedings that the Agent may deem appropriate; and

                           (ix) to do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document or any Lender Hedging Agreement is in effect or any Letter of Credit or Bankers' Acceptances (or equivalent loans under paragraph 2.5(i)(iii) of the Credit Agreement) shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and the Collateral to a successor Administrative Agent appointed pursuant to Section 13.9 of the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

                  (c) The Agent's and the Canadian Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent or the Canadian Agent hereunder, the Agent and the Canadian Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent and the Canadian Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. Each of the Agent and the Canadian Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent or the Canadian Agent, as applicable, accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent and the Canadian Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 10 hereof, the Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

         12. Role of Canadian Agent; Authority of Agent. The Canadian Agent shall maintain and administer the Canadian Account in accordance with the terms of the Credit Agreement. Notwithstanding anything contained herein or in any of the Credit Documents to the contrary, the Agent shall have absolute and sole authority regarding any action to be taken or determination to be made pursuant to this Security Agreement, other than in respect of any action to be taken or determination to be made by the Required Lenders or the Lenders, as the case may be.

         13. Application of Proceeds. Any amounts on deposit in the Canadian Account and any replacement or successor accounts relating thereto, as applicable, shall be applied by the Agent and the Canadian Agent in accordance with the terms of the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent, the

Canadian Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 4.7 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent and the Canadian Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agents' sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         14. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent or the Canadian Agent (acting on behalf of the Agent) employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable costs and expenses of the Agent or the Canadian Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

         15.      Continuing Agreement.

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Document or Lender Hedging Agreement is in effect or any Letter of Credit or Bankers' Acceptances (or equivalent loans under paragraph 2.5(i)(iii) of the Credit Agreement) shall remain outstanding and until all of the Commitments thereunder shall have terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent and the Canadian Agent, upon the request and at the expense of the Obligors, forthwith release all of their liens and security interests hereunder and shall execute, if necessary, and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         16. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 14.6 of the Credit Agreement.

         17. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent, the Canadian Agent and the Lenders hereunder, to the benefit of the Agent, the Canadian Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent, the Canadian Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, the Canadian Agent or such Lender or their respective officers, employees and agents.

         18. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 14.1 of the Credit Agreement.

         19. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         20. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

         21. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The terms of Sections 14.12 and 14.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

         22. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         23. Entirety. This Security Agreement, the other Credit Documents and any Lender Hedging Agreement represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any such Lender Hedging Agreement or the transactions contemplated herein and therein.

         24. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Lender Hedging Agreements, the delivery of the Notes and the making of the Loans, the issuance of the Letters of Credit and the creation of Bankers' Acceptances under the Credit Agreement.

         25.      Joint and Several Obligations of Obligors.

                  (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, direct and indirect, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Obligors, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and any Lender Hedging Agreement, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether state, provincial or federal or and including, without limitation, the Bankruptcy Code).

         26. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

         27.      Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Secured Obligations or any other amount due to the Lenders hereunder or under other Credit Document in respect of the Obligors' obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Obligor to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the Business Day on which the Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

                  (b) The obligation of each Obligor in respect of any sum due in the Original Currency from it to the Agent or the Lenders hereunder or under any other Credit Document in respect of the Obligors' obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Agent may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent and the Lenders in the Original Currency, the Obligors shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Agent shall remit such excess to the Obligors.

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           PROCTOR-SILEX CANADA, INC.,
                                    An Ontario Corporation

                                    By:   /s/ James H. Taylor
                                       --------------------------------------
                                    Name:  James H. Taylor
                                    Title: Treasurer

CANADIAN SUBSIDIARIES:              [NONE]

Accepted and agreed to as of the date first above written.

                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                    as Agent

                    By:   /s/ Steven J. Haas
                       -------------------------------------------------
                    Name:  Steven J. Haas
                    Title: Director

                    ABN AMRO BANK N.V., CANADA BRANCH,
                    as Canadian Agent

                    By:  /s/ Darcy Mack             /s/ D. Keith Hughes
                       --------------------------------------------------
                    Name:  Darcy Mack                D. Keith Hughes
                    Title: V.P., Asset Based Lending S.V.P., Asset Based Lending

                                       1